Exhibit 99A

Schedule I

EXECUTIVE OFFICERS AND DIRECTORS OF TENCENT HOLDINGS LIMITED

The names of the directors and the names and titles of the executive officers of Tencent Holdings Limited and their principal occupations are set forth below. The business address of each of the directors or executive officers is c/o Tencent Holdings Limited, 29/F Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to Tencent Holdings Limited.

Name	Present Principal Employment	Citizenship
Directors:
Ma Huateng	Chairman of the Board and Executive Director	People’s Republic of China
Jacobus Petrus (Koos) Bekker	Non-Executive Director	Republic of South Africa
Charles St Leger Searle	Non-Executive Director	Republic of South Africa
Li Dong Sheng	Independent Non-Executive Director	People’s Republic of China
Ian Charles Stone	Independent Non-Executive Director	United Kingdom of Great Britain and Northern Ireland
Yang Siu Shun	Independent Non-Executive Director	People’s Republic of China (Hong Kong SAR)
Ke Yang	Independent Non-Executive Director	People’s Republic of China
Zhang Xiulan	Independent Non-Executive Director	People’s Republic of China
Executive officers:
Ma Huateng	Chief Executive Officer	People’s Republic of China
Lau Chi Ping Martin	President	People’s Republic of China (Hong Kong SAR)
Xu Chenye	Chief Information Officer	People’s Republic of China
Ren Yuxin	Chief Operating Officer and President of Platform & Content Group and Interactive Entertainment Group	People’s Republic of China
James Gordon Mitchell	Chief Strategy Officer and Senior Executive Vice President	United Kingdom of Great Britain and Northern Ireland
John Shek Hon Lo	Chief Financial Officer and Senior Vice President	People’s Republic of China (Hong Kong SAR)

EXECUTIVE OFFICERS AND DIRECTORS OF TENCENT MOBILITY LIMITED

The names of the directors and the names and titles of the executive officers of Tencent Mobility Limited and their principal occupations are set forth below. The business address of each of the directors or executive officers is c/o Tencent Mobility Limited, 29/F Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to Tencent Mobility Limited.

Name	Present Principal Employment	Citizenship
Directors:
Ma Huateng	Director	People’s Republic of China
Charles St Leger Searle	Director	Republic of South Africa
Pu Hai Tao	Director	Australia
Wang Sze Man	Director	People’s Republic of China (Hong Kong SAR)
Executive officers:
N/A